Exhibit 99.1

FOR IMMEDIATE RELEASE

May 22, 2017

SmartBank to acquire Tuscaloosa, Alabama-based Capstone Bank

East Tennessee-based bank extends footprint to Alabama

KNOXVILLE, Tenn. – May 22, 2017 – SmartFinancial, Inc., parent company of SmartBank (“SmartFinancial”; NASDAQ: SMBK), and Capstone Bancshares, Inc., parent company of Capstone Bank (“Capstone”), jointly announced today the signing of a definitive merger agreement pursuant to which SmartFinancial will acquire Capstone. Upon the completion of the transaction, the combined company is expected to have assets in excess of $1.5 billion.

“This is a compelling acquisition and we’re excited to partner with Capstone as we look to grow and further expand our footprint in the Southeast,” said SmartBank President and CEO, Billy Carroll. “Capstone is a great community bank and we admire their leadership and the culture they’ve created. Much like our bank, Capstone has a strong history of service to both its customers and local communities and we look forward to building on that together.”

According to Capstone Bank’s President and CEO, Robert Kuhn, the merger is a perfect fit. “We could not have picked a better partner from a community banking perspective. SmartBank’s core values align perfectly with Capstone’s, with a strong emphasis on client service, culture and the communities we serve.”

“Our customers will benefit immediately from this partnership, as we enhance our ability to provide each of them with additional resources and the best banking options available,” added Kuhn.

Established in 2007, SmartBank has more than $1 billion in assets and operates 14 branches and two loan production office spanning East Tennessee and the Florida Panhandle. This marks the fourth acquisition in the bank’s past five years.

Capstone Bank was formed in 2008 and is headquartered in Tuscaloosa, Alabama. The bank has eight locations in Tuscaloosa, Washington and Clarke counties, including a new office in Fairhope, in the rapidly growing Baldwin County market.

The acquisition, which is subject to customary closing conditions, including the approval of each party’s shareholders and the receipt of all necessary regulatory approvals, is expected to be completed in the fourth quarter of 2017.

The merger agreement provides for the merger of Capstone Bancshares, Inc. with and into SmartFinancial, Inc., with SmartFinancial, Inc. as the surviving corporation, and the subsequent merger of Capstone Bank with and into SmartBank, with SmartBank as the surviving bank.

Under the terms of the merger agreement, each Capstone shareholder will be allowed to elect to receive all cash consideration, all stock consideration, or 20 percent cash consideration and 80 percent stock consideration for the shareholder’s Capstone shares, subject to proration to ensure that 80 percent of the aggregate consideration paid to Capstone shareholders is in the form of SmartFinancial common stock and 20 percent of the aggregate consideration paid to Capstone shareholders is cash. Capstone shareholders receiving cash consideration will receive $18.50 per share of Capstone stock, and those receiving stock consideration will receive 0.85 shares of SmartFinancial common stock for each share of Capstone stock.

The transaction is valued at approximately $84.8 million based on the closing price of SmartFinancial common stock on May 22, 2017.

Raymond James & Associates, Inc. served as financial advisor to SmartFinancial, and SmartFinancial was represented by the law firm Butler Snow LLP. Stephens, Inc. served as financial advisor to Capstone, and Capstone was represented by the law firm Burr & Forman LLP.

About SmartFinancial, Inc.

SmartFinancial, Inc., with assets in excess of $1.0 billion, is a publicly-traded bank holding company for SmartBank based in Knoxville, Tennessee. SmartBank is a full-service commercial bank founded in 2007, with 14 branches and two loan production offices spanning East Tennessee and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

About Capstone Bancshares, Inc.

Capstone Bancshares, Inc. is the bank holding company for Capstone Bank, an Alabama chartered bank headquartered in Tuscaloosa, Alabama. Capstone Bank has offices in Tuscaloosa, Washington, Clarke and Baldwin counties. As of March 31, 2017, Capstone Bank had total assets of approximately $510 million, deposits of approximately $446 million, and loans of approximately $412 million.

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Investor Contacts

Billy Carroll

President & CEO

SmartFinancial, Inc.

Email: billy.carroll@smartbank.com

(865) 868-0613

Frank Hughes

Executive Vice President

Investor Relations

SmartFinancial, Inc.

Email: frank.hughes@smartbank.com

(423) 385-3009

Media Contact

Kelley Fowler

Senior Vice President

Public Relations/Marketing

SmartFinancial, Inc.

Email: kelley.fowler@smartbank.com

Phone: (865) 868-0611

Important Information for Investors and Shareholders

In connection with the proposed merger, SmartFinancial, Inc. (“SmartFinancial”) will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus of Capstone Bancshares, Inc. (“Capstone”) and SmartFinancial. A definitive joint proxy statement/prospectus will be mailed to shareholders of both SmartFinancial and Capstone. Shareholders of SmartFinancial and Capstone are urged to read the joint proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Shareholders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by SmartFinancial through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by SmartFinancial will also be available free of charge on SmartFinancial’s website at www.smartfinancialinc.com or by contacting SmartFinancial’s Investor Relations Department at (423) 385-3009.

SmartFinancial, Capstone, their directors and executive officers, and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of SmartFinancial is set forth in SmartFinancial’s proxy statement for its 2017 annual shareholders meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statement Disclosure

This release contains forward-looking statements. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: the businesses of Capstone and SmartFinancial may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and revenue synergies from the merger may not be fully realized within the expected timeframes or at all; disruption from the merger may make it difficult to maintain relationships with clients or employees; the required governmental approvals for the merger may not be obtained on the proposed terms and schedules or at all; Capstone’s shareholders and/or SmartFinancial’s shareholders may not approve the merger; changes in prevailing economic and political conditions, particularly in our market areas, including the areas served by Capstone; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation, or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC from time to time. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.